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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Experts" and to the use of our report dated April 29, 1996 (except Note 10, as to which the date is June 3, 1996), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-5419) and related Prospectus of Trusted Information Systems, Inc. for the
registration of        shares of its common stock.



                                                ERNST & YOUNG LLP



Vienna, Virginia

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The foregoing consent is in the form that will be signed upon the completion of earnings per share calculations, which is dependent upon the establishment of the proposed offering price range for the issuance of shares of common stock of Trusted Information Systems, Inc. covered by this Registration Statement.



                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Vienna, Virginia
July 16, 1996